                                                       EXHIBIT 5.1

MORRISON KNUDSEN CORPORATION
MORRISON KNUDSEN PLAZA
P. O. BOX 73/BOISE, IDAHO U.S.A. 83729
PHONE: (208)386-5000/TELEX: 368439

JONATHAN M. ROBERTSON                             DIRECT DIAL:   208-386-6194
ASSOCIATE GENERAL COUNSEL                         FAX NUMBER:    208-386-5833


July 31, 1997



Morrison Knudsen Corporation
Morrison Knudsen Plaza
Boise, Idaho 83707

RE: THE 1997 STOCK OPTION AND INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS OF MORRISON KNUDSEN CORPORATION - FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

I am Associate General Counsel of Morrison Knudsen Corporation, a Delaware corporation (the "Company") and, in that capacity, I have acted as counsel for the Company in the preparation of a Form S-8 Registration Statement (the "Registration Statement") relating to 500,000 shares of common stock, par value $.01, of the Company (the "Subject Securities"), to be acquired or distributed under the 1997 Stock Option and Incentive Plan for Non-Employee Directors of Morrison Knudsen Corporation (the "Non-Employee Directors' Plan"). This opinion relates to the Subject Securities.

In connection with the preparation of the Registration Statement, I have examined such corporate records and documents of the Company and certificates of public officials and officers of the Company and other instruments relating to the authorization and issuance of the Subject Securities as I have deemed relevant and necessary for the opinion hereinafter expressed. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to original documents of all documents submitted to me as certified or photostatic copies.

On the basis of the foregoing, it is my opinion that the Subject Securities have been duly authorized by the Board of Directors of the Company and, when issued in accordance with the terms and conditions of the Non-Employee Directors' Plan, the Subject Securities will be validly issued and outstanding, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement.

Very truly yours,

   /s/ Jonathan M. Robertson

Jonathan M. Robertson
JMR:smb